UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) June 5, 2007

NOVADEL PHARMA INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	001-32177	22-2407152
(State or other jurisdiction of incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

25 Minneakoning Road

Flemington, New Jersey 08822

(Address of principal executive offices) (Zip Code)

(908) 782-3431

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01   Other Events

On June 5, 2007 NovaDel Pharma Inc., a Delaware corporation (“NovaDel”), issued a press release announcing that its two clinical studies comparing zolpidem oral spray with zolpidem tablets have met their primary pharmacokinetic (PK), pharmacodynamic (PD) and safety objectives. Zolpidem tablets are currently marketed as Ambien®, a leading drug for the treatment of insomnia. Today’s results confirm and expand upon results from NovaDel’s earlier pilot PK and PD studies of zolpidem oral spray and support NovaDel’s objective to submit a new drug application this year for zolpidem oral spray using the FDA’s 505(b)(2) regulatory process. The full text of the press release is set forth in Exhibit 99.1 hereto and incorporated herein.

Item 9.01.   Financial Statements and Exhibits.

(d) Exhibits.

(1)	Press release dated June 5, 2007, titled “NovaDel Announces Positive Data from Two Studies Comparing Zolpidem Oral Spray to Ambien® Tablets - Company Plans NDA Submission in 2007.”

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NovaDel Pharma Inc.

By:	/s/ Michael E. Spicer
Name:	Michael E. Spicer
Title:	Chief Financial Officer and Corporate Secretary

Date: June 7, 2007